UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
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KushCo Holdings, Inc.
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The following communication was sent by KushCo Holdings, Inc. (the "Company") to its employees on June 11, 2021:

KushCo – Integration Update Email

Subject:     Our Proposed Merger with Greenlane – Recap of Recent Integration Planning Workshop
To:         KushCo Employees
From:         Nick Kovacevich
Date:         Friday, June 11, 2021

Dear fellow KushCo team members:

As part of our bi-weekly updates regarding our proposed merger with Greenlane Holdings, Inc. (“Greenlane”)1, I wanted to share a recap of a full-day integration workshop that was recently held in-person at Greenlane’s corporate office in Boca Raton, FL (as well as virtually). This workshop, organized by the Integration Management Office (“IMO”), brought together the leadership of both Greenlane and KushCo across all key functional departments. Today, I’d like to (1) share some details about what was covered and accomplished during the workshop and (2) provide some images to showcase the increasing collaboration and camaraderie between KushCo’s and Greenlane’s respective leadership teams.

As a reminder, you’ll continue to hear from me and other members of KushCo’s leadership team on a regular basis until the merger is consummated, assuming that we receive the requisite stockholder approvals and all closing conditions are satisfied. While planning for integration is a critical activity, both companies are continuing to operate independently until the transaction is complete.

Integration Workshop Recap

We are very excited to have met in person as a leadership team for the first time since the proposed merger was announced in late March. The full-day workshop was a unique opportunity for the respective teams to interact and build rapport and relationships that will be key as we plan and execute the integration and as we come together to build a successful new business.

The purpose of this workshop was to share and solidify integration plans between all departments’ leadership teams. First, all team leaders shared their departments’ future state plans for the combined company, including the functions they’ll be owning and the high-level architectures of their departments within the combined company upon closing. Next, we worked collaboratively to chart out all milestones leading up to (and through) Day 1 as a combined company. In this exercise, we discussed and uncovered departmental interdependencies, drilling down on key timelines in the process.

Specifically, each functional team discussed in detail how they plan to successfully operate in the combined company. It was exciting to see cross-functional interaction, spirited conversation, and considerate debate – all with the singular goal of creating a new company primed for success. This alignment aided us in creating a detailed milestone map which outlined key steps and decision points between now and full integration of KushCo and Greenlane.

Finally, we discussed the organization that would be required to deliver our goals of building a world-class product and service platform, cross-selling to our complementary customer bases, and providing enhanced value to our amazing customers as they continue to expand and as our industry continues to evolve. To that end, the respective HR and management senior leaders are working to conduct an assessment of each company’s teams, allowing for a fair, merit-based selection of the organization that will launch the new company.

As you’ll see in some of the images in the attached PDF, we had an inspired day working as one unified team on a shared mission. Overall, it was a highly productive, interactive, and collaborative workshop where both companies’ leadership teams worked seamlessly and supportively to make significant strides on our integration planning process.

It is important to note that while planning is well underway the work of integrating has yet to begin. Both teams left the workshop knowing that a great deal of detailed project management and dedicated execution will be required to successfully implement our integration plan.

To reiterate, and subject to the satisfaction or waiver of all necessary closing conditions, we expect that the merger will close in calendar Q3 2021. Having successfully met the HSR (which essentially relates to antitrust regulatory conditions) 30-day waiting period, we are tracking toward consummating the merger within that timeline.

We hope that you are just as excited as we are and welcome any questions about the workshop or the integration planning process in general, which you can submit by emailing Ask@kushco.com. We will continue to collect these questions and ensure that you receive answers in a timely fashion.

Once again, thank you for all that you do and all that you bring to the KushCo team every single day. Our integration planning makes encouraging progress with each passing meeting and delivered milestone. I can’t wait until we cross the finish line and elevate ourselves from a leading ancillary cannabis company to one of the largest ancillary players and most innovative brand houses upon closing.

Stay tuned for more updates, and I wish you all a happy weekend!

Cheers,

Nick Kovacevich | KushCo Holdings, Inc. | CEO
6261 Katella Ave Ste 250, Cypress, CA 90630
nick@kushco.com | call/text: 714.462.1523
This electronic message contains information from KushCo Holdings, Inc. The contents may be privileged and confidential and are intended for the use of the intended addressee(s) only. If you are not an intended addressee, note that any disclosure, copying, distribution, or use of the contents of this message is prohibited. If you have received this e-mail in error, please contact me immediately.

[1] Greenlane is a NASDAQ listed public reporting company under ticker “GNLN”. KushCo is traded on the OTCQX market under ticker “KSHB”.
Cautionary Statement Regarding Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on management’s current expectations, beliefs and assumptions. While KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummation the proposed merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the proposed merger; (4) risks that the proposed transaction disrupts current plans and operations of KushCo and/or Greenlane; (5) the ability to recognize the anticipated benefits of the proposed merger; and (6) the amount of the costs, fees, expenses and charges related to the proposed merger; and the other risks and important factors contained and identified in KushCo’s and Greenlane’s filings with the SEC, such as their respective Annual Reports on Form 10-K for the fiscal year ended

December 31, 2020, any of which could cause actual results to differ materially from the forward-looking statements in this communication.
There can be no assurance that the proposed merger will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. Neither KushCo nor Greenlane is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither KushCo nor Greenlane intends to do so.
Important Information for Investors and Stockholders
In connection with the proposed merger, Greenlane has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 that includes a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane, which joint proxy statement will be mailed or otherwise disseminated to Greenlane’s and KushCo’s respective stockholders after the registration statement has been declared effective by the SEC. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by KushCo and Greenlane with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.kushco.com and www.gnln.com.
Participants in Solicitation
KushCo, Greenlane and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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